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                                Exhibit 10.32



December 17, 1997

M. Charles de Taisne
Secretary General, External Research
Pasteur Merieux Connaught
1541 Av. Marcel Merieux
69280 Marcy L'Etoile
FRANCE

RE:     EXTENDED OPTION TO LEIF

Dear Charles:

In accordance with our Letter Agreement dated October 21, 1997, PMC's option to LeIF (the "Initial Option"), pursuant to the Option and License Agreement between Corixa and PMC, (the "Initial Option Agreement"), will expire on December 24, 1997. Based on our discussions, Corixa agrees that, in the event PMC does not exercise the Initial Option in any of PMC's disease fields on or before December 24, 1997, Corixa is willing to grant PMC an additional six (6) month option to LeIF (the "Extended Option"), effective January 1, 1998 through June 30, 1998. The Extended Option will be granted by Corixa in order to allow PMC the opportunity for additional analysis of LeIF in accordance with the Research Plan (the "Plan"), attached hereto as Exhibit A. Under the Plan, PMC will provide certain research reagents to Corixa for use by Corixa in the LeIF evaluation to be performed by Corixa under the Plan.

PMC will have the right to exercise the Extended Option in one or more of the disease fields available to PMC under the Initial Option Agreement by providing Corixa written notice of exercise on or before June 30, 1998. In the event PMC exercises the Extended Option, Corixa and PMC shall then enter into a license agreement on the terms and conditions of the Initial Option Agreement.



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If the foregoing is acceptable, please sign as indicated below and return a copy of this letter to my attention.

Best regards,

For CORIXA CORPORATION


/s/ Mark McDade
--------------------------------------
Mark McDade
Chief Operating Officer

Agreed and Accepted by

PASTEUR MERIEUX Serums & Vaccins S.A.


/s/ Charles de Taisne
--------------------------------------
Charles de Taisne
Secretary General, External Research



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LeIF Rresearch Plan
1998



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